UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 6, 2024

180 LIFE SCIENCES CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38105	90-1890354
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 El Camino Real, Bldg. 4, Suite 200 Palo Alto, CA	94306
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 507-0669

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ATNF	The NASDAQ Stock Market LLC
Warrants to purchase shares of Common Stock	ATNFW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02. Unregistered Sales of Equity Securities.

On March 6, 2024 and March 7, 2024, the holder of pre-funded warrants to purchase 1/19th of a share of common stock of 180 Life Sciences Corp. (the “Company”, “we” and “us”), at an exercise price of $0.0019 per share, exercised 1,368,000 and 1,178,000 warrants, respectively, for an aggregate of $254.60 of cash. As a result of the exercises, the holder was issued 72,000 and 62,000 shares of common stock, respectively (after adjusting for the Company’s 1-for-19 reverse stock split which was effective on February 28, 2024, as disclosed in the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on February 28, 2024 (the “Prior Form 8-K”)). The exercise of the warrants was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The resale of the shares of common stock issuable upon exercise of the warrants was registered under a registration statement declared effective under the Securities Act.

After the issuances described above, the Company will have approximately 852,758 shares of common stock issued and outstanding; and no pre-funded warrants remain outstanding.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

180 LIFE SCIENCES CORP.

Date: March 8, 2024	By:	/s/ James N. Woody, M.D., Ph.D.
James N. Woody, M.D., Ph.D.
Chief Executive Officer